Schedule C-1
Dated November 16, 2018
To The
Investment Advisory Agreement
Dated February 17, 2006
Between
Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Listing of Funds and Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Active Bond Fund	0.40% on the first $300 million of assets; 0.35% on assets over $300 million
Touchstone Arbitrage Fund	1.05% on the first $500 million of assets; 1.00% on the next $500 million of assets; and 0.95% on assets over $1 billion
Touchstone Emerging Markets Small Cap Fund	1.05% on the first $200 million of assets; 1.00% on the next $200 million of assets; and 0.90% on assets over $400 million
Touchstone High Yield Fund	0.60% on the first $50 million of assets; 0.50% on the next $250 million of assets; and 0.45% on assets over $300 million
Touchstone Merger Arbitrage Fund	1.05% on all assets
Touchstone Mid Cap Fund	0.80% on the first $500 million of assets; 0.75% on the next $500 million of assets; and 0.70% on assets over $1 billion
Touchstone Mid Cap Value Fund	0.85% on the first $100 million of assets; 0.80% on the next $300 million of assets; and 0.75% on assets over $400 million
Touchstone Premium Yield Equity Fund	0.70% on the first $100 million of assets; and 0.65% on assets over $100 million
Touchstone Sands Capital Select Growth Fund*	0.85% on the first $1 billion of assets; 0.80% on the next $500 million of assets; 0.75% on the next $500 million of assets; and 0.70% on assets over $2 billion
Touchstone Small Cap Fund	0.85% on all assets
Touchstone Small Cap Value Fund	0.85% on all assets
Touchstone Anti-Benchmark US Core Equity Fund	0.35% on the first $1 billion of assets; and 0.30% on assets over $1 billion
Touchstone Anti-Benchmark International Core Equity Fund	0.45% on the first $1 billion of assets; and 0.40% on assets over $1 billion
Touchstone Impact Bond Fund	0.35% on all assets
Touchstone Ultra Short Duration Fixed Income Fund	0.25% on all assets
*This fee may range from 0.55% to 1.00% depending on the Fund’s performance relative to the Russell 1000® Growth Index. Fee adjustments apply if the Fund outperforms or underperforms its benchmark by 2.50% or more over the performance period.

[Signature page follows]

This Schedule C-1 to the Investment Advisory Agreement is hereby executed as of the date first set above.

TOUCHSTONE FUNDS GROUP TRUST By:__/s/Terrie A. Wiedenheft Name: Terrie A. Wiedenheft Title: Treasurer and Controller	TOUCHSTONE ADVISORS, INC. By:__/s/Terrie A. Wiedenheft Name: Terrie A. Wiedenheft Title: Chief Financial Officer By:_/s/Steven M. Graziano
Name: Steven M. Graziano
Title: President